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                                                                   EXHIBIT 10.26

                              RESOLUTION NO. 656
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     BE IT RESOLVED by the City Council of the City of Thibodaux in regular session assembled, that:

     WHEREAS, by Ordinance No. 1480 adopted April 4, 1989, the City of Thibodaux (the "Franchising Authority") enacted a Cable T. V. Franchise Agreement granting a cable television franchise (the "Franchise") which is held by Cablevision Industries of Louisiana Partnership ("Franchise") as successor-in-interest to Lafourche Communications, Inc.; and

     WHEREAS, TWI Cable, Inc., the ultimate parent entity of Franchise, has negotiated an asset purchase agreement (the "Agreement") with Renaissance Media Holdings LLC ("Holdings"), pursuant to which Franchise will transfer to Renaissance Media LLC, an affiliate of Holdings ("Renaissance"), substantially all of the assets of its cable television system serving the Franchising Authority (the "System"), including its rights under the Franchise; and

     WHEREAS, Franchise and Renaissance have filed a Form 394 (the "Transfer Application"); and

     WHEREAS, the Franchise requires that Franchising Authority grant its consent to an assignment of the Franchise by Franchisee, which consent shall not be unreasonably withheld; and

     WHEREAS, Franchise and Renaissance have requested that Franchising Authority consent to the assignment and transfer of the Franchise by Franchisee to Renaissance; and

     WHEREAS, Franchising Authority has reviewed the Transfer application, examined the legal, financial and technical qualifications of Renaissance, followed all required procedures to consider and act upon the Transfer Application, and considered the comments of all interested parties; and

     WHEREAS, the Franchise is in full force and effect without default thereunder by Franchisee as of the date hereof in accordance with its terms and conditions as set forth therein, and Renaissance has agreed to comply with the Franchise and applicable law from and after the completion of the transfer; and
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     WHEREAS, Renaissance will need to grant one or more security interests and/or liens in or upon the Franchise and the system from time to time on or after the closing date of the transfer in order to secure the present and future indebtedness of Renaissance.

     NOW, THEREFORE BE IT RESOLVED by the City Council of the City of Thibodaux:

     1. Franchising Authority acknowledges that it has received a complete Transfer Application.

     2. Franchising Authority does hereby consent to the transfer of the Franchise and all of Franchisee's rights, powers and privileges under the Franchise from Franchisee to Renaissance.

     3. The foregoing consent to the transfer and assignment of the Franchise shall be effective upon the consummation of the transfer of the assets of the system by Franchisee to Renaissance at which time Franchising Authority shall automatically release Franchisee and its predecessors from all obligations and liabilities under the Franchise that relate to periods from an after such date. Notice of the date of such consummation shall be given to Franchising Authority.

     4. Franchising Authority hereby consents to a transfer of the Franchise or control related thereto to any entity controlling, controlled by or under common control with Renaissance.

     5. Renaissance is authorized to pledge, mortgage, transfer in trust and otherwise hypothecate the property and assets used or held for use in connection with the ownership and operation of the System, including the Franchise, and the parties owning or controlling Renaissance are authorized to pledge, mortgage, transfer in trust and otherwise hypothecate their equity interest in Renaissance as collateral security for such loans and financing (or for guarantees of such loans and financing) as may be incurred or assumed by Renaissance from time to time in connection with the ownership and operation of the System.

     6. Franchising Authority hereby confirms that, to its knowledge: (a) the Franchise is currently in full force and effect and expires on April 4, 2004;
(b) Franchisee is currently the valid holder and authorized grantee of the Franchise; (c) Franchisee is in compliance in all material respects with the Franchise; and (d) no event has occurred or exists that would constitute a default under the Franchise or that would permit Franchising Authority to revoke or terminate the Franchise. Subject to compliance with the terms of this Resolution, all action necessary to approve the transfer of the Franchise to Renaissance has been duly and validly taken.



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     The above resolution having been submitted to a vote, the vote thereon was as follows:

     YEAS:   Councilmen Lasseigne, Badeaux, Peltier, Knobloch and Landry

     NAYS:   NONE

     ABSENT: NONE

     And the resolution was declared adopted this 20th day of January, 1998.



/s/ Tommy Eschete                          /s/ Stella C. Lasseigne
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Tommy Eschete, City Clerk                  Stella C. Lasseigne, President


I HEREBY CERTIFY THAT THE ABOVE AND FOREGOING RESOLUTION IS A TRUE AND EXACT COPY OF RESOLUTION NO. 658 ADOPTED BY THE THIBODAUX CITY COUNCIL ON
JANUARY 20, 1998.

GIVEN UNDER BY HAND AND THE SEAL OF THE CITY OF THIBODAUX THIS 26TH DAY OF JANUARY, 1998.


/s/ Tommy Eschete
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Tommy Eschete, City Clerk